Exhibit 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580        FAX (713) 651-0849
1100 LOUISIANA SUITE 4600    HOUSTON, TEXAS 77002-5294    TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the reference to our firm in the form and context in which they appear in this Registration Statement on Form S-3 of EP Energy Corporation and the related prospectus that is a part thereof. We hereby further consent to the use in such Registration Statement and prospectus of information contained in our reserve report attached as Exhibit 99.1 in the Annual Report on Form 10-K of EP Energy Corporation for the year ended December 31, 2015.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
January 9, 2017

SUITE 600, 1015 4TH STREET, S.W.    CALGARY, ALBERTA T2R 1J4    TEL (403) 262-2799    FAX (403) 262-2790
621 17TH STREET, SUITE 1550    DENVER, COLORADO 80293-1501    TEL (303) 623-9147    FAX (303) 623-4258